Exhibit #(99)





                           Independent Auditors' Report



The Board of Directors and Stockholders
First National Bank:


We have audited the accompanying consolidated statements of income, changes in stockholders' equity and cash flows of First National Bank and subsidiaries for the year ended December 31, 1994. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of First National Bank and subsidiaries for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in notes 2(c) and 4 to the consolidated financial statements, the Bank adopted the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, on January 1, 1994.


                                           KPMG Peat Marwick LLP



Roanoke, Virginia
February 10, 1995